                     MINUTES OF SPECIAL STOCKHOLDERS MEETING

                                       OF

                       SECURITY CAPITAL PRESERVATION FUND,

                        A SERIES OF SECURITY INCOME FUND

                                  JUNE 20, 2005

The special  meeting of the  stockholders of the Security  Capital  Preservation
Fund (the "Fund"), a series of Security Income Fund, a Kansas  corporation,  was held at the Security  Benefit  Building,  One Security  Benefit  Place,  Topeka,
Kansas, on June 20, 2005, at 1:00 p.m.,  pursuant to a call made by the Board of
Directors of Security Income Fund and written notice given by the secretary.

John D.  Cleland,  Chairman,  presided at the  meeting,  and Amy J. Lee acted as
Secretary  of the meeting,  as provided by the bylaws.  Those in  attendance  in addition to the Chairman and the Secretary were Michael G. Odlum, President, and staff members, Shelley Gower and Carol Christopher.

The  Secretary   presented  and  read  the  Notice  of  a  Special   Meeting  of
Stockholders,  which was mailed to all stockholders of record of the Fund, on or about May 16,  2005.  A copy of the Notice is filed  immediately  following  the minutes of this meeting.

The Secretary presented an Affidavit, duly signed and sworn to by the Secretary, showing  that the Notice of Meeting had been mailed to each  stockholder  of the
Fund, at the address as it appeared on the books of the Fund,  postage  prepaid, as required by the Security Income Fund's bylaws. The Affidavit was approved and ordered  attached to these minutes.  Mr. Cleland then presented to the meeting a complete list setting out the names of all  stockholders of the Fund entitled to notice of and to vote at the meeting as of the record date.  He then ordered the stockholders  list to be, and the same was, kept available for inspection at all times throughout the meeting.

There was then presented to the meeting the proxies of stockholders  holding the following  number of shares of the Fund who  desired  to be  represented  at the meeting by proxy for the purpose of voting on the issues.

   -------------------------------------------------------------------------
                SECURITY INCOME FUND, CAPITAL PRESERVATION FUND
   -------------------------------------------------------------------------
    NUMBER OF       NUMBER                       OF THOSE
     SHARES        OF VOTES        NUMBER       PRESENT ARE
    ELIBIBLE       REQUIRED       OF VOTES       VOTING IN      TOTAL SHARES
    TO VOTE       FOR QUORUM      RECEIVED         PERSON       BEING VOTED
   -------------------------------------------------------------------------
   29,287,866     14,643,933     15,844,564          0           15,844,564
   -------------------------------------------------------------------------

Mr.  Cleland  declared  there was a quorum present and noted that the minutes of the stockholders' meetings, as well as the meetings of the Board of Directors of
Security Income Fund, were available and open to inspection by stockholders.

Mr. Cleland then appointed Ms. Carol Christopher and Ms. Shelley Gower as Judges
of Election  to count the votes on the matters  presented  to the  meeting.  The
Judges took their oath of office and Mr. Cleland  ordered that the oath be filed with the minutes of this meeting.

Mr. Cleland stated that the next item of business to come before the meeting was to vote to approve or  disapprove a new  Investment  Advisory  Contract  between
Security Income Fund, on behalf of the Security Capital  Preservation  Fund, and
Security Management Company, LLC.

Ms. Gower then reported the vote on the following issue:

--------------------------------------------------------------------------------
ISSUE:  a.  To approve or disapprove a new Investment  Advisory Contract between
            Security Income Fund, on behalf of the Security Capital Preservation
            Fund, and Security Management Company, LLC.
--------------------------------------------------------------------------------
                                            VOTES
                                  --------------------------
                                                   AGAINST/      TOTAL NUMBER OF
            FUND                     FOR         ABSTENTIONS       SHARES VOTED
--------------------------------------------------------------------------------
                                  15,470,886       373,678          15,844,564
--------------------------------------------------------------------------------

Mr.  Cleland then declared that a majority vote had approved the new  Investment
Advisory  Contract  between  Security  Income  Fund,  on behalf of the  Security
Capital Preservation Fund, and Security Management Company, LLC.

There being no further business to come before the meeting,  it was, upon motion duly made,  seconded and unanimously  carried,  adjourned at 1:10 p.m., June 20,
2005.

                                                  AMY J. LEE
                                                  ------------------------------
                                                  Amy J. Lee Secretary

Approved:

MICHAEL G. ODLUM
------------------------------
Michael G. Odlum, President